UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 27, 2010

CREXUS INVESTMENT CORP.
(Exact name of registrant as specified in its charter)

Maryland	1-34451	26-2652391
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1211 Avenue of the Americas
Suite 2902
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (646) 829-0160

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

On May 27, 2010, CreXus Investment Corp. (“CreXus” or the “Company”) held its Annual Meeting in New York, New York for the purpose of: (i) electing two Class I directors to serve on the board of directors (the “Board”) until the 2013 Annual Meeting of Stockholders; and (ii) ratifying the appointment of Deloitte & Touche LLP as CreXus’ independent registered public accounting firm for the fiscal year ending December 31, 2010.  The total number of shares of common stock entitled to vote at the Annual Meeting was 18,120,112, of which 16,375,539 shares, or 90.37%, were present in person or by proxy.

The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal 1.   The election of two Class I directors to serve on the Board until the 2013 Annual Meeting of Stockholders.

Director	Votes Received	Votes Withheld	Broker Non-Votes
Patrick Corcoran	14,627,093	79,740	1,668,706
Nancy Jo Kuenstner	14,614,993	91,840	1,668,706

All Class I director nominees were elected.  The continuing directors of the Company are Robert Eastep, Kevin Riordan and Ronald Kazel.

Proposal 2.  Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company for the 2010 fiscal year.

For	Against	Abstentions
16,311,748	4,400	59,391

Further information regarding these proposals is set forth in CreXus’ definitive proxy statement on Schedule 14A filed with the SEC on April 16, 2010.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CreXus Investment Corp.

By:	/s/ Daniel Wickey
Name: Daniel Wickey
Title: Chief Financial Officer

Date: June 1, 2010